UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 14, 2009
Commercial Vehicle Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50890	41-1990662

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7800 Walton Parkway, New Albany, Ohio	43054

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 614-289-5360
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Commercial Vehicle Group, Inc. Third Amended and Restated Equity Incentive Plan
At the 2009 Annual Meeting of Stockholders held on May 14, 2009, the stockholders of Commercial Vehicle Group, Inc. (the “Company”) approved the Company’s Third Amended and Restated Equity Incentive Plan (the “Plan”).
The Plan was amended to increase the number of shares of common stock that may be issued under the Plan from 2,000,000 shares to 3,200,000 shares. Previously, an aggregate of 2,000,000 shares of our common stock were reserved for issuance under the Second Amended and Restated Equity Incentive Plan.
Our directors, officers, employees and other individuals performing services for, or to whom an offer of employment has been extended by us, are eligible to participate in the Plan.
The Plan was approved, subject to stockholder approval, by the Company’s Board of Directors, upon the recommendation of its Compensation Committee on March 10, 2009. A description of the terms of the Plan and each of the awards that may be granted under it is contained in our definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 3, 2009. Such description is incorporated herein by reference and is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.1     Third Amended and Restated Equity Incentive Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commercial Vehicle Group, Inc.
May 18, 2009	By:	/s/ Chad M. Utrup
		Name:	Chad M. Utrup
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Third Amended and Restated Equity Incentive Plan.